UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200
Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01 Other Events.

As previously announced, WSB Holdings, Inc. (the “Company”) entered into an agreement and plan of merger with Old Line Bancshares, Inc. (“Old Line Bancshares”) on September 10, 2012 and, on September 27, 2012, Rosalie Jones, both individually and on behalf of a putative class of WSB’s stockholders, filed a complaint in the Circuit Court for Prince George’s County, Maryland, seeking to enjoin and otherwise attacking the transactions contemplated by that merger agreement.  On February 5, 2013, all parties to this litigation reached a tentative settlement of all claims asserted on behalf of the alleged class of the Company’s stockholders in this litigation and entered into a memorandum of understanding relating thereto (the “MOU”).  The MOU contemplates that (i) the litigation and all claims asserted in such litigation will be dismissed, subject to court approval, (ii) the Company and Old Line Bancshares will make certain additional disclosures related to the merger in the joint proxy statement/prospectus with respect to the special meetings to approve the merger agreement, and (iii) the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to the Company’s stockholders.  If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement.  Because the ultimate enforceability of the MOU is dependent on the parties’ entry into a stipulation of settlement and approval by the court, there can be no assurance that the parties will ultimately settle the claims made in the litigation or that, if a settlement is reached, that the terms thereof will be the same as those contemplated by the MOU.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This report contains statements relating to a proposed merger between the Company and Old Line Bancshares, Inc. that is the subject of a joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission (the “SEC”) by Old Line Bancshares as part of its Registration Statement on Form S-4.  Such registration statement has not yet been declared effective by the SEC.  It will be filed in definitive form by the Company at a later date in connection with the solicitation by the Company’s board of directors of proxies for the meeting of stockholders to approve the merger agreement at a later date.

This report is not a substitute for the joint proxy statement/prospectus or any other document that the Company or Old Line Bancshares has filed or may file with the SEC or has sent or may send to its stockholders in connection with the proposed merger.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC OR SENT TO STOCKHOLDERS, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER, INCLUDING A DESCRIPTION OF THE INTERESTS IN THE MERGER OF CERTAIN OF THE COMPANY’S EXECUTIVE OFFICERS AND DIRECTORS. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request, in the case of the Company, to Carol Ramey at (301) 352-3120.

Participants in the Transaction

Old Line Bancshares, the Company and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares and the Company in connection with the proposed merger.  Information about the directors and executive officers of Old Line Bancshares is set forth in the definitive proxy statement of Old Line Bancshares for its 2012 annual meeting of stockholders filed with the SEC on April 30, 2012.  Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement for its 2012 annual meeting of stockholders filed with the SEC on March 22, 2012.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the proposed merger will be set forth in the definitive proxy statement/ prospectus when it is filed with the SEC.

Forward-Looking Statements

This report contains statements about settlement of the referenced litigation which constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon the current beliefs and expectations of the Company and Old Line Bancshares and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company or Old Line Bancshares.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  Factors that could contribute to those differences include, but are not limited to, the failure of the parties to agree on attorneys’ fees, the plaintiffs’ assertion that additional disclosures are required based on the confirmatory discovery to be conducted in accordance with the MOU, or the failure of the court to approve any settlement the parties may reach.

The Company cautions that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to the Company, Old Line Bancshares, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above.  The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013	WSB HOLDINGS, INC.

/s/ Carol A. Ramey
Carol A. Ramey
Senior Vice President and Chief Financial Officer